UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Conditions.

On February 16, 2017, Impinj Inc. (“Impinj”) issued a press release announcing its financial results for the quarter ended and year ended December 31, 2016. A copy of the press release, entitled "Impinj Announces Fourth Quarter and Full Year 2016 Financial Results" is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this current report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 10, 2017, Impinj, Inc. (the “Company”) and Walter Palhetas mutually determined that Mr. Palhetas will step down as the Company’s Senior Vice President of Global Sales, effective immediately.  Mr. Palhetas and the Company entered into a Separation and Mutual Release Agreement under which Mr. Palhetas agreed to remain an employee of the Company through March 3, 2017 and he will assist the Company with transition activities as a consultant through April 15, 2017.  As a termination other than for Cause (as defined in Mr. Palhetas’s employment agreement), Mr. Palhetas is eligible to receive the severance benefits set forth in his employment agreement.  The disclosure in Item 5.02 of this Current Report on Form 8-K is qualified in its entirety by reference to Mr. Palhetas’s employment agreement, a copy of which we filed with the Securities and Exchange Commission as Exhibit 10.18 to Form S-1 on June 2, 2016, and the description thereof in the section of the Company’s final prospectus we filed with the SEC on December 2, 2016 captioned “Executive Compensation—Executive Employment Agreement—Walter Palhetas.”

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release entitled “Impinj Announces Fourth Quarter and Full Year 2016 Financial Results” dated February 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: February 16, 2017